Joint Special Meeting of Shareholders

The funds, other than John Hancock Retirement Living through II 2060 Portfolio, held a Joint Special Meeting of Shareholders on April 11, 2016. The following proposals were separately considered by shareholders of the applicable fund:

Proposal – To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the Trust) that would permit Retirement Living through II 2010 Portfolio to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.

FOR	AGAINST	ABSTAIN
2,328,581.657	0	0

Proposal – To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the Trust) that would permit Retirement Living through II 2015 Portfolio to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.

FOR	AGAINST	ABSTAIN
3,358,964.489	0	0

Proposal – To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the Trust) that would permit Retirement Living through II 2020 Portfolio to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.

FOR	AGAINST	ABSTAIN
9,482,208.539	0	0

Proposal – To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the Trust) that would permit Retirement Living through II 2025 Portfolio to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.

FOR	AGAINST	ABSTAIN
11,749,384.077	0	0

Proposal – To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the Trust) that would permit Retirement Living through II 2030 Portfolio to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.

FOR	AGAINST	ABSTAIN
9,993,747.400	0	0

Proposal – To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the Trust) that would permit Retirement Living through II 2035 Portfolio to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.

FOR	AGAINST	ABSTAIN
7,998,137.022	0	0

Proposal – To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the Trust) that would permit Retirement Living through II 2040 Portfolio to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.

FOR	AGAINST	ABSTAIN
5,862,269.544	0	0

Proposal – To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the Trust) that would permit Retirement Living through II 2045 Portfolio to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.

FOR	AGAINST	ABSTAIN
4,907,390.509	0	0

Proposal – To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the Trust) that would permit Retirement Living through II 2050 Portfolio to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.

FOR	AGAINST	ABSTAIN
2,987,900.717	0	0

Proposal – To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the Trust) that would permit Retirement Living through II 2055 Portfolio to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.

FOR	AGAINST	ABSTAIN
2,012,771.799	0	0